UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

February 7, 2015

Date of report (date of earliest event reported)

IMS Health Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36381	27-1335689
(State or other jurisdictions of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Nos.)

83 Wooster Heights Road

Danbury, CT 06810

(Address of principal executive offices) (Zip Code)

(203) 448-4600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 7, 2015, the Leadership Development and Compensation Committee of the Board of Directors of IMS Health Holdings, Inc. (the “Company”) approved a form of stock appreciation rights (“SARs”) agreement and a form of performance share award agreement for use under, and subject to the terms of, the IMS Health Holdings, Inc. 2014 Incentive and Stock Award Plan.

The form of SAR agreement will be used to evidence grants of SARs to be made to employees of the Company, including to the Company’s named executive officers. SARs will vest and become exercisable in accordance with terms set forth in a participant’s SAR agreement and will remain exercisable until they expire or are forfeited. If a participant’s employment or other service terminates, his or her unvested SARs will automatically be forfeited on the termination date and he or she will generally have until the earlier of the 90th day following such termination and the expiration date of the SARs to exercise his or her vested SARs. If a participant’s employment terminates due to death, disability or retirement, he or she will generally have until the first anniversary of such termination to exercise any vested SARs. SARs granted under this form of agreement will be subject to forfeiture and shares received upon exercise of the SARs will be subject to recoupment if a participant violates the restrictive covenants and confidentiality agreements that apply to him or her.

The form of performance share award agreement will be used to evidence grants of performance-based restricted stock units (“performance shares”) to be made to our employees, including to our named executive officers. If the performance goals associated with the performance shares are met at threshold, target and maximum levels with respect to a three-year performance period, a participant will be entitled to a number of shares of our common stock equal to 50%, 100% and 200% of the number of performance shares subject to an award. Performance shares that are earned will become vested at the specified payout level at the end of the three-year performance period, subject to the participant’s continued employment or other service through end of that performance period. Performance shares granted under this form of agreement will be subject to forfeiture and shares received upon settlement of the performance shares will be subject to recoupment if a participant violates the restrictive covenants and confidentiality agreements that apply to him or her.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Form of Stock Appreciation Rights Agreement under the IMS Health Holdings, Inc. 2014 Incentive and Stock Award Plan

10.2	Form of Performance Share Award Agreement under the IMS Health Holdings, Inc. 2014 Incentive and Stock Award Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMS HEALTH HOLDINGS, INC.

By:	/s/ Ronald E. Bruehlman
Name:	Ronald E. Bruehlman
Title:	Senior Vice President & Chief Financial Officer

Dated: February 9, 2015

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Stock Appreciation Rights Agreement under the IMS Health Holdings, Inc. 2014 Incentive and Stock Award Plan

10.2	Form of Performance Share Award Agreement under the IMS Health Holdings, Inc. 2014 Incentive and Stock Award Plan